Exhibit 10.32


                                                               Revision: 11/2/98


                         HSM INSTRUMENT SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT, effective this 17th day of November, 1998, by and between BAYER CORPORATION, an Indiana corporation, acting through its Diagnostic Division, having its principal place of business at 511 Benedict Avenue, Tarrytown, New York 10591 (hereinafter referred to as "Bayer"); and INTELLIGENT MEDICAL IMAGING INC., a Delaware corporation having its principal place of business at 4360 North Lake Boulevard, Suite 214, Palm Beach Gardens, Florida 33410 (hereinafter referred to as "IMI").

                                   WITNESSETH

WHEREAS, IMI possesses certain know-how, expertise and technology relating to the design, development, construction, manufacture and operation of automated slide maker and slide stainer instruments, accessories and after-market supplies for use in or with automated slidemaker and slide stainer instruments (hereinafter referred to as "IMI HSM Technology");

WHEREAS, pursuant to that certain License Agreement dated ___________ 1998 (the "License Agreement") IMI authorized Bayer, utilizing IMI HSM Technology, to make, have made, use, sell and service the HSM Automated Slide Maker/Stainer with or without the IMI small sample handler incorporating certain future modifications and improvements by IMI and/or Bayer (hereafter the "HSM Instrument");

WHEREAS Bayer is a world wide manufacturer and supplier of hematology, immunology and clinical chemistry analyzers, diagnostics, consumables and spare part therefor;

WHEREAS IMI wishes to purchase on a non-exclusive basis HMS Instruments manufactured by or for Bayer for resale under the IMI label and/or a third party label which IMI will designate to Bayer in writing, for worldwide distribution and Bayer wishes to supply IMI with such HSM Instruments for such purpose;

WHEREAS, Bayer wishes and has agreed to purchase, and Bayer wishes and has agreed to offer and recommend to its customers who purchase HSM Instruments the opportunity to purchase, from Bayer IMI's after-market supplies to be used in connection with the use and operation of HSM Instruments, including without limitation reagents and disposables such as slides, labels, needles, tube caps, rinse solutions, smearing blades, wiping gauze, as set forth in the separate IMI "After-market Supplies Agreement" to be executed between the parties on the date hereof.

NOW THEREFORE, in consideration of the mutual undertakings contained herein and other good and valuable consideration, as set forth below, the receipt and sufficiency of which are hereby acknowledged, IMI and Bayer agree as follows:

1.   DEFINITIONS

     1.1 "Affiliate" shall mean, with respect to a party, an entity which, directly or indirectly, majority owned by, or is under common majority ownership with, that party. For purposes hereof, a partnership shall be deemed an affiliate if Bayer is the managing partner or is a general partner and has an active and significant economic interest therein.

     1.2 With respect to HSM Instruments and the Bayer Auto Sampler manufactured by Bayer or its designees, the "Manufacturing Party" shall mean either Bayer or its designated third party contractor who shall be bound by the responsibilities contained herein by separate agreement, but Bayer shall have overall responsibility for compliance with the terms and conditions hereto applicable to any such Manufacturing Party. With respect to the IMI Small Sample Handler manufactured by IMI or its designees, the "Manufacturing Party" shall mean either IMI or its designated third party contractor, who shall be bound by the responsibilities contained herein by separate agreement, but IMI shall have overall responsibility for compliance with the terms and conditions hereto applicable to any such Manufacturing Party.

     1.3 The "Purchasing Party" shall mean IMI and/or its worldwide Affiliates with respect to the HSM Instruments and the Bayer Auto Sampler purchased under the terms of this Agreement. The "Purchasing Party" shall mean Bayer and/or its worldwide Affiliates with respect to the IMI Small Sample Handler purchased under the terms of this Agreement.

2.   Grant of Purchasing Rights

     2.1 IMI Non-Exclusive Purchasing and Marketing Rights.

         2.1.1 Bayer hereby grants to IMI during the term of this Agreement (a) non-exclusive purchasing and marketing rights to purchase from Bayer and to use, sell, lease, rent and service the HSM Instruments which together with the current performance specification thereof are as described in Appendix A-1, attached hereto and made a part hereof, and (b) non-exclusive purchasing and marketing rights to purchase from Bayer and to use, sell, lease, rent and service Bayer's modified auto sampler ("Auto Sampler") with the performance specification described in Appendix A-3 and as modified and improved by Bayer or IMI in the future, attached hereto and made a part hereof.

         2.1.2 The purchase price for the HSM Instrument to be charged by Bayer to IMI shall be 175% of Bayer's documented "Direct Costs" per HSM Instrument. For purposes of this Agreement and the License Agreement, Bayer's Direct Costs shall mean direct material (evidenced by bills of materials) and labor costs attributed to the manufacture of each HSM Instrument, excluding overhead, research and development and any other costs relating to the manufacture of the HSM Instruments.

         2.1.3 The purchase price for the Auto Sampler to be charged by Bayer to IMI shall be at the initial price during the first year of this Agreement of $10,000.00 U.S. dollars per unit for such Auto Sampler.

         2.1.4 The HSM Instruments sold to IMI will only carry either the IMI label or an IMI designated third party label which IMI must advise Bayer in writing at least ninety (90) days in advance of any issued purchase orders. Notwithstanding the foregoing, all HSM Instruments manufactured and sold by Bayer to IMI will denote "Intelligent Medical Imaging, Inc., manufactured by Bayer or its designee".

     2.2 Bayer Non-exclusive Purchasing and Marketing Rights

         2.2.1 IMI hereby grants Bayer and its worldwide Affiliates the right to purchase and market IMI's small sample handler, the specifications for which are set forth in Appendix A-2, attached hereto and made a part hereof (hereafter "IMI Small Sample Handler"). The purchase price for the Small Sample Handler shall be at 175% of IMI's documented "Direct Costs." For purposes of this Agreement and the License Agreement, IMI's Direct Costs shall mean direct material (evidenced by bills of materials) and labor costs attributed to the manufacture of each IMI Small Sample Handler, excluding overhead, research and development and any other costs relating to the manufacture of the IMI Small Sample Handlers.

         2.2.2 IMI has granted to Bayer a license from IMI, to manufacture or have manufactured for it, the IMI Small Sample Handler pursuant to the License Agreement.

     2.3.Additional Bayer Purchase Rights

          It is understood and agreed that purchases under this Agreement, and in furtherance thereof, may be made directly from IMI by Bayer's parent, Affiliate and subsidiary companies and the provisions contained herein shall be equally applicable to said purchases.

3.   Manufacturing Responsibilities

     3.1  Manufactured Products.

          Bayer will manufacture the HSM Instruments and Auto Sampler and IMI will manufacture the IMI Small Sample Handler to the manufacturing specification of IMI and Bayer, as have jointly been agreed, as set forth in Appendix A-2 through A-3, attached hereto and made a part hereof. Each party also agrees to have compliance with these specifications monitored by each other's manufacturing group. The products in each instance will be manufactured by such party or its designee from said party's, or its designee's raw materials, and shall include thereon either a Bayer or IMI label, respectively, part number and outer design and color in the form to be provided by the other party within sixty (60) days after the effective date of this Agreement and which will then be included herein and made a part hereof marked Appendix B.

     3.2  Outer Design

          All products purchased by Bayer shall bear a label, part number and outer design and color as directed by Bayer. All products purchased by IMI from Bayer shall bear a label, part number and outer design as directed by IMI. However, in no event shall the size, shape, and configuration of any product be altered unless the parties mutually agree otherwise.

     3.3  Year 2000 Issues

          The Manufacturing Party represents and warrants to the Purchasing Party that all products and services licensed or purchased hereunder by the Purchasing Party from the Manufacturing Party, will not be adversely affected in any way with the introduction of dates with the year 2000. This will include on time delivery, all service requests, date dependent data, computations, output or other functions, including, but not limited to, calculating, comparing and sequencing, and all supplied products will create, store, process and output information, as required, relating to or including millennial dates without errors or omissions. This representation and warranty specifically includes, without limitation, any equipment purchased by the Purchasing Party from the Manufacturing Party the functionality of which is dependent, in whole or in part, on computer chips which may be date dependent such that the Manufacturing Party's products sold hereby will be Year 2000 compliant. At the Purchasing Party's request, the Manufacturing Party will provide sufficient evidence to demonstrate the adequate testing of its equipment, products and services to meet the foregoing minimum requirements. Notwithstanding the foregoing, with regard to the HSM Instrument, IMI as the developer of the software and designer of this system shall be responsible for Year 2000 compliance, as aforesaid, unless Bayer has modified the software causing the system to be non-compliant.

     3.4  IMI's Right to Grant Rights to Third Parties

          Bayer acknowledges and agrees that IMI may, at any time, grant sale, lease, rent, servicing and distribution rights with respect to the HSM Instrument and IMI Small Sample Handler and, following March 31, 2000, (or earlier if Bayer does not continue to supply HSM Instruments to IMI pursuant to this agreement) grant non-exclusive manufacturing rights with respect to the HSM Instrument and IMI Small Sample Handler to any other party, including Beckman Coulter Corporation.

4.   Purchase and Supply of Products

     4.1 During the term of this Agreement, each party will supply to the other and the Purchasing Party will purchase from the Manufacturing Party the quantities of products, as applicable, as set forth in confirmed purchase orders pursuant to Section 5, meeting the specifications set forth in Appendix A, at prices stated in Section 2.1.

     4.2 The prices listed in Appendix C reflect the unit price for orders placed during the first year of this Agreement. Either party may request adjustment of the price set forth in Appendix C for any particular product at twelve (12) month intervals from the date of this Agreement in accordance with Article 7 below, (based on variance of Direct Costs as provided in 2.1.2 with respect to the HSM Instrument). Either party may similarly request price reductions to reflect economies of scale and cost reductions resulting from value engineering and manufacturing improvements they have suggested. During the first year only, adjustment may be made in six (6) month intervals from the effective date of the Agreement. This six month adjustment clause shall not apply with regard to the Bayer Auto Sampler.

     4.3 Each party will provide to the Manufacturing Party one (1) year non-binding rolling forecasts to be updated on a quarterly basis. Attached as Appendix D-1 and D-2 is each party's forecast covering the first year of this Agreement. Each party will use its best efforts to meet the Purchasing Party's forecasted requirements. If a Manufacturing Party at any time after receipt of a forecast, or of a purchase order sent by a Purchasing Party pursuant to Section 4.4 below, becomes aware of any potential difficulties in supplying the quantities of products stated, the Manufacturing Party will immediately advise the Purchasing Party in writing.

     4.4  Shipments

          The Manufacturing Party's shipments of products to the Purchasing Party will be based on the following:

          (i)  The Forecasts described in 4. 3 above;

          (ii) Each Purchasing Party will submit binding purchase orders for the products it requires in accordance with the Manufacturing Party's stated lead time of ninety (90) days. Purchase orders faxed to a Manufacturing Party shall promptly be confirmed by such Manufacturing Party in accordance with Article 5 hereof.

          (iii)In  the  event  of  an   unforecasted   increase  in  demand,   a
               Manufacturing Party will use its best efforts to meet these increased requirements.

          (iv) All products purchased by the Purchasing Party shall be shipped by the Manufacturing Party F.O.B. the Manufacturing Party's manufacturing facility to any Purchasing Party facility, not to exceed four (4) worldwide locations, and in such manner as specified by the Purchasing Party in each purchase order

     4.5 Prior to any change by either Manufacturing Party in raw material specifications, in formulating and/or in manufacturing of the products, including any changes in the software, such Manufacturing Party will notify the Purchasing Party in writing at least ninety (90) days in advance, except in cases of emergency, which will be as soon as practical, of any such changes with supporting data demonstrating no change in the performance, reliability or safety of the products. The Manufacturing Party reserves the right to make changes in vendors or suppliers of raw material provided such changes do not alter performance, reliability, or safety of the products determined by the specification or compliance with governmental regulations including but not limited to Ozone Depleting Chemicals (ODCs) pollutants, etc. The Manufacturing Party will notify the Purchasing Party in writing at least ninety (90) days in advance, except in cases of emergency, which will be as soon as practical, of any and all such changes in vendors or suppliers of raw materials, and will provide with such notification written data disclosing the suggested changes and their effects on the products or any reagents incorporating the same. The Purchasing Party will have a maximum of forty-five (45) days, except in cases of emergency, which will require no more than five (5) days, unless otherwise mutually agreed to, to respond with its decision to continue this Agreement in the face of any such changes in raw material
          specification,   formulation   and/or  manufacture  and/or  vendor  or
          suppliers, or cancel the same. The decision to continue this Agreement, or to cancel the same, is within the Purchasing Party's sole discretion, and the Purchasing Party's decision on this issue shall be final. Notwithstanding the foregoing, should the Purchasing Party decide not to accept such change because of its negative impact on the operation of its instrument, the Manufacturing Party shall continue to supply the product in its former configuration (prior to the change) for a period not to exceed one year.

     4.6 The Purchasing Party may conduct periodic on site Quality Assurance audits of the Manufacturing Party's facilities normally used in the production of the products and financial audits of applicable Direct Costs, in each case during normal business hours, provided the Purchasing Party gives the Manufacturing Party written advance notice not less than forty-eight (48) hours before the beginning of any such audit.

     4.7  Packing

          All products shall be packed by the Manufacturing Party in suitable containers for protection in shipment and storage. Packaging shall conform to the requirements of the Packaging Specification attached hereto as Appendix E and made a part hereof. Loss or damage discovered within twenty (20) days of delivery which is determined to be due to non-compliance with the Packaging Specification shall be for the Manufacturing Party's account.

     4.8  Spare Parts and Accessories

          (i) The Manufacturing Party represents that it has or will obtain the production and delivery capability to supply the Purchasing Party with appropriate kinds and amounts of spare parts and accessories to enable the Purchasing Party to make timely repairs thereof and permit continued operation of the instruments provided purchase orders with reasonable delivery dates and agreed prices are presented to the Manufacturing Party. The Purchasing Party shall have the right to make inspections of suppliers to insure the foregoing on reasonable notice and during reasonable business hours.

          (ii) The Manufacturing Party further agrees that spare parts or accessories will continue to be furnished to the Purchasing Party for a period of seven (7) years following delivery of the last instrument product purchased under this Agreement. If at any time during the term of this Agreement, any extension thereof or during the seven (7) year period from the date of the delivery of the last instrument product purchased delivered hereunder, the Manufacturing Party fails to deliver spare parts or accessories as agreed herein, the Purchasing Party shall automatically be licensed to manufacture the same or have such accessories and/or spare parts made for it for such time as the Manufacturing Party is unable to supply such items pursuant to this Agreement. The Manufacturing Party shall furnish the Purchasing Party pursuant to Section 8 with all drawings, formulas, vendors' lists, know-how and any other information and documentation required to permit the Purchasing Party or its subcontractor to manufacture said accessories and/or and spare parts for the period during which the Manufacturing Party was obligated but was unable to supply such products and spare parts hereunder.

5.   Purchase Orders

     The Purchasing Party may place its order for products or other spare parts on purchase order forms which are substantially the same as the respective purchase orders attached hereto as Appendix F. The terms and conditions printed on the reverse of such purchase orders are incorporated herein by reference except where they are in conflict with the terms of this Agreement, in which case the terms of this Agreement shall prevail; provided that if the parties agree in writing to modified terms of a purchase order, the modified terms shall prevail. The Manufacturing Party shall acknowledge and confirm within seven (7) days of receipt all purchase orders in a signed writing or by facsimile transmission back to the Purchasing Party.

6.   Warranty

     6.1  Title

          The Manufacturing Party warrants that all products delivered hereunder shall be free and clear of any and all liens, encumbrances or defects in title, and the Manufacturing Party has no actual knowledge or information indicating that any of the products to be supplied hereunder infringes or may infringe in any respect upon patents, trade secrets, intellectual property or other proprietary right owned by other persons or entities. The Manufacturing Party has made a complete disclosure to the Purchasing Party of all information relevant to this issue and agrees, during the life of this Agreement, to bring any such information to the Purchasing Party's attention promptly after first becoming known to the Manufacturing Party.

     6.2  Specifications, Defects and Product Recalls

          The Manufacturing Party warrants that the products delivered hereunder will (1) be free of defects in materials, design and workmanship, (2) meet the specifications referred to in Appendix A, and (3) will comply with all applicable warranties contained in the Appendices hereto.

          Time periods of such warranties are governed by date of receipt. The Manufacturing Party's sole responsibility shall be to repair or replace at the Manufacturing Party's sole option.

          As to any such defect, about which the Purchasing Party shall promptly provide the Manufacturing Party with written notice, the Manufacturing Party shall be relieved of all obligations of liability under this warranty if the product is operated not in accordance with the approved final specifications, or is operated with any fluid or material not jointly approved by the Manufacturing Party and the Purchasing Party, or is not operated or maintained in accordance with the instructions furnished under this Agreement, or if the product is altered or modified by an unauthorized person, provided that any of the foregoing is the cause of the defect.

          The Purchasing Party will promptly (within forty-eight (48) hours) forward to the Manufacturing Party any and all verified complaints received from its customers regarding the products. The Manufacturing Party will promptly (within forty-eight (48) hours) provide the Purchasing Party with copies of all complaints received by it regarding the products. The Manufacturing Party will promptly provide the Purchasing Party with copies of all complaints received by it regarding the Products or substantially identical products the Manufacturing Party sells. The Manufacturing Party and the Purchasing Party will cooperate in investigating all customer complaints in accordance with FDA regulations as prescribed in 21 CFR 820 (cGMP), Quality System Regulations (QSRs), and with applicable international standards such as ISO 9000 (EN 46000). The Manufacturing Party at its expense shall cooperate fully with the Purchasing Party concerning Product recalls and Medical Device Reporting (MDR) requirements in accordance with this Section 6.2.

          In the event of a recall products withdrawal, market withdrawal or any such products corrective action caused by any of the products to be delivered to the Purchasing Party hereunder, the Manufacturing Party shall provide replacement products at its expense for those products being recalled or withdrawn.

          The Manufacturing Party shall provide the Purchasing Party with written notice as soon as possible after the discovery by it of any matter affecting either the products being delivered to the Purchasing Party hereunder or a similar product that might be construed as a safety or performance problem, might cause any FDA or similar governmental action, or might adversely affect the marketing of any of the products to be delivered by the Manufacturing Party to the Purchasing Party hereunder. The Purchasing Party shall provide the Manufacturing Party notice of any recall affecting any product to enable the Manufacturing Party to consider any corrective actions for any of the products being delivered to the Purchasing Party hereunder.

     6.3  Service

          The Purchasing Party shall perform all warranty service on the purchased products but the Manufacturing Party shall repair or replace, at its option, but at its sole expense, all parts required for warranty service during the warranty period. Outbound shipping charges in connection with said warranty service shall be paid by the Manufacturing Party but inbound shipping charges to the Manufacturing Party shall be paid by the Purchasing Party.

     6.4  Parts

          The Purchasing Party will keep records of all parts used for repairs of a product during the warranty period and will provide the Manufacturing Party with documentary evidence of their use. If the Purchasing Party uses parts from its spare parts inventory to perform warranty service on any product during the warranty period, the cost of the parts so used shall be credited to the Purchasing Party's account.

     6.5  Post Warranty Parts Purchase

          After the applicable warranty period on any purchased product has expired, the Purchasing Party may purchase from the Manufacturing Party such parts as the Purchasing Party desires at 175% of Direct Costs for such parts or such other prices as mutually agreed.

     6.6  Returns

          During the applicable warranty period, the Purchasing Party and the Manufacturing Party shall jointly agree to the return to the Manufacturing Party of any product for which the Purchasing Party is unable to effect repair in the field. The Manufacturing Party shall, at its option, either replace or repair such unit to the Performance Specifications as set forth in the applicable Attachment A. This shall be the total applicable liability for material not conforming to performance specifications.

     6.7  Controlled Substances.

          The Manufacturing Party warrants that none of the Products, including spare parts provided to the Purchasing Party under this Agreement, will contain or be manufactured with a controlled substance (i.e., a Class I or Class II ozone-depleting substance as such terms are defined by the Environmental Protection Agency in 40 CFR Part 82).

     6.8 THE EXPRESSED WARRANTIES STATED OR PROVIDED FOR ABOVE AND ON APPENDIX F (INCLUDING THEIR LIMITATIONS) ARE THE ONLY WARRANTIES MADE BY THE MANUFACTURING PARTY AND ARE IN LIEU OF ANY AND ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED. THE MANUFACTURING PARTY MAKES NO OTHER EXPRESS OF IMPLIED WARRANTIES WHATSOEVER WITH RESPECT TO THE PRODUCTS, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.   Pricing Adjustments

     7.1 Subject to Section 4.2, the prices for the HSM Instrument, other instruments, accessories and other spare parts indicated in Attachment C shall continue in effect for one (1) year from the effective date of this Agreement.

     7.2 Prices during the term of the Agreement and any renewals thereof shall be those in effect as of the date of a firm purchase order from the Purchasing Party and not the date of delivery.

     7.3 Upon three (3) months advance written notice at 12 month intervals, Bayer may increase the prices of the Auto Sampler in proportion to any demonstrable increase in Direct Costs, employed in the manufacture of the instruments it is manufacturing or having manufactured for it, compared with the average cost of those Direct Costs during the preceding Agreement year, provided that in no event will any price increase in any year exceed the percentage change identified in the Producer Price Index published by the United States Department of Labor, or any such successor index.

     7.4 Upon written notice of a price adjustment pursuant to Sections 2.1 or 7.3, at the Purchasing Party's election and expense, or pursuant to
          Section 4.2, at the expense of the party objecting to the increase, it may hire an independent certified accounting firm, selected by it and approved by the Manufacturing Party (which approval will not be unreasonably withheld or delayed), to conduct an audit of Direct Costs associated with the production of the instrument being manufactured, for the sole purpose of verifying the subject price adjustment. In the event of such an audit, confidentiality agreements satisfactory to the Manufacturing Party, and signed by the auditing firm and each individual conducting such audit, shall be delivered in advance of such audit. Any discrepancy uncovered shall be promptly adjusted and paid.

8.   Inability to Supply

     If at anytime and for any reason the Manufacturing Party is unable for three successive months to produce and supply products of the quantity and quality required herein, the Purchasing Party and the Manufacturing party will cooperate in good faith to resolve the difficulty to both parties' mutual satisfaction or if unable; to use documentation in order to make or have made by a third party (selected by the Manufacturing Party and approved by the Purchasing Party) the product involved. All costs to establish alternative manufacturing will be borne by the Manufacturing Party.

9.   Term of Agreement

     This Agreement shall be effective for a term of two (2) years from the date of availability of the first HSM Instrument manufactured by Bayer and shall continue in effect thereafter for a maximum of five (5) successive one (1) year terms unless terminated by either party on written notice to the other at least one hundred and eighty (180) days prior to the expiration of the initial term or one hundred and eighty (180) days prior to any renewal termination date subsequent to the expiration of the initial term of this Agreement.

10.  Product Liability Insurance

     IMI shall maintain, for the term of this Agreement, policies of general liability insurance with contractual and product liability coverages, with aggregate minimum limits of One Million Dollars ($1,000,000) per occurrence with Bayer named as an additional insured thereunder with respect only to those products IMI manufactures, or has manufactured for it, and sells to Bayer under this Agreement. IMI will furnish to Bayer a certificate of insurance, which certificate shall evidence the foregoing coverage and limits and the insurer's agreement to notify Bayer in writing of any proposed cancellation of such policies at least thirty (30) days before any such cancellation is to be effective. Similarly, Bayer shall maintain under its self-insurance program for the term of this Agreement the same coverage and limits with IMI having a right to indemnification by Bayer thereunder with respect only to those products Bayer manufactures, or has manufactured for it, and sells to IMI under this Agreement.

11.  Limitation of Damages

     Except as provided in Article 15, "Patent Indemnification" below in no other event, whether as a result of a breach of this Agreement, breach of warranty, alleged negligence or otherwise, shall either party be liable for special, indirect, incidental, punitive, or consequential damages. In the event of a patent infringement suit, in no event shall either party be liable for the lost profits of the other party.

12.  Governmental Requirements

     The Manufacturing Party shall make its reasonable best efforts (a) to obtain in cooperation with the Purchasing Party all necessary United States governmental approvals and (b) to meet all United States governmental requirements in order to market the products. The Manufacturing Party will provide the Purchasing Party with such information and performance data concerning the products as is necessary to obtain such approvals and meet such requirements. The Purchasing Party may audit the manufacturing and quality control procedures and records of the Manufacturing Party pertaining to the products at any time during normal business hours and as often as necessary during the initial term of this Agreement, and any extension thereof, to determine the Manufacturing Party's compliance with provisions of the Federal Food, Drug and Cosmetic Act (FDA), Department of Transportation (DOT), Environmental Protection Agency (EPA) and Clean Air Act of 1990, and the regulations issued thereunder, or any future regulations thereunder, pertaining to the product.

     The Manufacturing Party will cooperate with the Purchasing Party to obtain any necessary foreign governmental approvals needed to market the products in foreign countries, if applicable. The expense of obtaining any and all such approvals shall be borne by the Purchasing Party.

13.  Regulatory Requirements and laboratory Certifications

     The Manufacturing Party shall be in compliance with United States' current Good Manufacturing Practices (cGMP) and the Manufacturing Party shall use its best efforts to meet the guidelines of the United States Federal communication Commission (FCC), the International Electrotechnical Commission (IEC) particularly IEC 1010, and International Electromagnetic Compatibility (EMC) standards of EMC Directive passed by the European Community in May 1989, the IVD Directive, Waste Management Directive (Packaging) and Recyclable Material Directive of the European Community and will obtain CE Mark approval, and agrees to supply FDA and cGMP as supplemental by the Quality System Regulation ("QSR") and International Organization for Standardization (ISO) 9000 Series compliance information to the Purchasing Party and to answer the Purchasing Party's specific quality assurance questions as soon as reasonably possible. The Manufacturing Party represents that it is in compliance with all applicable current FDA, and QSR requirements and agrees to make such adjustments as may be reasonably required to maintain such compliance. The Manufacturing Party will also provide the Purchasing Party with any information which it has and which is not otherwise available to the Purchasing Party that may be reasonable required by the FDA or any other U.S. or non-U.S. governmental regulatory agency.

     The  Manufacturing  Party  represents  that  its  products  are or  will be approved by Canadian CSA and European Community ("EC") authorities. The Manufacturing Party, at its expense, shall maintain such approvals and will implement such changes as necessary to meet or continue to meet the requirements of CSA, EC, (ISO 9000 and IEC 1010) and Radio Frequency Interference ("RFI") and Electromagnetic Interference ("EMI") and Electromagnetic Compatibility ("EMC") standards.

     The Manufacturing Party at no additional charge will reasonably assist the Purchasing Party in obtaining Underwriters Laboratory ("UL") certification.

14.  Proprietary Information

     14.1 Definition

          During the term of this Agreement and for three (3) years thereafter, all technical, manufacturing, maintenance, installation, marketing or other information of IMI or Bayer or its Affiliates which is marked proprietary or confidential and made available by one party to the other pursuant to this Agreement shall be held in confidence by the other party and shall not be disclosed by it to third parties, or used by it, except pursuant to this Agreement. The parties agree to take all steps reasonably appropriate under the circumstances to protect such information. The protection afforded hereunder to information disclosed pursuant to this Agreement shall be in addition to, and shall not act as a waiver of, the rights and protection afforded under applicable patent, copyright and trademark laws and each party shall continue to enjoy the protection thereunder, both during and after the expiration of the three (3) year period provided above.

     14.2 Nothing in this Article 14 shall be construed to impose a confidentiality obligation on a party or its Affiliates in connection with any information to the extent such information (i) is at the time of disclosure already known to the receiving party (as clearly established by such party's records); (ii) is at the time of disclosure or subsequently becomes part of the public domain through no fault or act of omission by the receiving party; is subsequently disclosed to the receiving party by a third party whose receipt and disclosure of such information does not constitute a violation of any confidentiality obligation; or (iv) is independently developed by the receiving party.

     14.3 Continuing Rights for Service

          In the event of expiration or termination of this Agreement by either party for any reason, the Purchasing Party may retain and use in perpetuity any confidential or proprietary information necessary in order to service the products which the Purchasing Party has in inventory or has sold, leased or rented.

15.  Patent Indemnification.

     15.1 The Manufacturing Party shall defend, indemnify and save wholly harmless, the Purchasing Party, its Affiliates, along with its successors, assigns and customers, from any losses, claims, suits, including, but not limited to, costs, legal fees, disbursements, reasonable out-of-pocket expenses and damages finally awarded arising from or related to any claims alleging infringement of any claim or claims of any United States Letters Patent of a third party, and which suit or claim arises out of the use, sale, rental and/or leasing of any of the products, in the form and for use in the manner originally intended, by the Purchasing Party or any of its customers.

          In the event that such suit or claim is filed by a third party against the Purchasing Party, its Affiliates or any of its customers, as described above, the Purchasing party shall notify the Manufacturing Party within ten (10) days of being advised of the filing of such suit or claim. Within ten (10) days of being advised of the filing of such suit or claim, the Manufacturing Party will elect whether to defend such suit or claim itself or to transfer the defense to the Purchasing Party, and shall promptly notify the Purchasing Party of its election. The Manufacturing Party shall have the primary responsibility, at its costs and expenses, to defend the Purchasing Party and any of its customers against such suit or claim. If the Manufacturing Party elects to defend the suit or claim itself, the Purchasing Party may be represented by advisory counsel, at its own expense, but all decisions regarding the defense of the suit or claim shall be at the sole discretion of the Manufacturing Party. If the Manufacturing Party elects not to defend the suit or claim itself, the Purchasing Party may undertake its own defense or the defense of any of its customers, as the case may be, and all decisions regarding any such defense shall be at the sole discretion of the Purchasing Party and, further, any and all reasonable costs, legal fees, disbursements and expenses incurred by the Purchasing Party shall be reimbursed by the Manufacturing Party, who shall also be liable in any judgment or damages levied against the Purchasing Party or any of its customers. Furthermore, the Manufacturing Party shall provide all reasonable assistance requested by the Purchasing Party for the defense of any such suit or claim.

          Any settlement of such suit or claim brought by a third party, whether being defended by the Manufacturing Party or the Purchasing Party shall be mutually agreed upon by the Manufacturing Party and the Purchasing Party, which agreement shall not be unreasonably withheld. The Manufacturing Party will be liable for all costs and expenses incurred by the Purchasing Party, as well as its own costs and expenses, in respect of any such settlement and, also, for any given to the third party in consideration of settlement.

          In the event that manufacture, use or selling of any products provided hereunder is enjoined, or in the Manufacturing Party's opinion, is likely to become the subject of such claim of infringement, the Manufacturing Party will, at its sole expense, either procure for the Purchasing Party the right to continue manufacture, if applicable, use and marketing of the products, or will replace or modify the same so that it is comparable and non-infringing. If the foregoing has not been effected during the filing of any infringement suit by a third party against the Purchasing Party or any of its customers, (i) the obligations of either party under this Agreement may, in either party's sole discretion, be suspended and the Agreement will be extended for a like period following either conclusion or settlement of the third party suit or removal of the impediments as provided above; and (ii) in the event of a permanent injunction against the Purchasing Party for making, using or selling and the Manufacturing Party cannot cure such situation as provided above, the Purchasing Party in its sole discretion, may terminate this Agreement, along with any and all obligations it then has to purchase hereunder and may cancel any outstanding purchase orders placed with the Manufacturing Party.

          In the event of (ii), the Manufacturing Party will repurchase from the Purchasing Party all of the products which the Purchasing Party has in its inventory and which were purchased from the Manufacturing Party under this Agreement, and the Manufacturing Party shall pay to the Purchasing Party the same purchase price as was paid by the Purchasing Party to the Manufacturing Party for such products, plus cost of freight.

          The obligations of the Manufacturing Party under this Article shall expire eighteen (18) months from the date of termination of this Agreement.

     15.2 The Purchasing Party will defend, indemnify and hold harmless the Manufacturing Party, and its Affiliates from any and all claims, liabilities, damages and out-of-pocket expenses arising out of any and all claims, and will pay all costs or damages finally awarded in, and/or any settlements of, any proceedings with respect to any claims arising from the use and operation of its other products, except to the extent that the claim arises with respect to products manufactured by the Manufacturing Party.

16.  Quality Control

     16.1 Procedures

          The Manufacturing Party has thirty (30) calendar days, after acceptance of this Agreement, to assure the Purchasing Party, in its sole judgment, that the Manufacturing Party's Quality Control, Process Control, Material Control and Design and Manufacturing Documentation Control systems, procedures and policies are in conformance with the , QSR requirements of the U.S. Government Food and Drug Administration, as set forth in Federal Register Volume 43, No. 141 dated July 21, 1978, Part 820, pages 31508-532, as amended. The Purchasing Party will not accept any products or spares not provided in accordance with those requirements. The Manufacturing Party's conformance to such QSRs shall be subjected to the review and acceptance of the Purchasing Party prior to the acceptance of any material for delivery to these system procedures and policies to assure continuous product integrity and conformance to QSRs.

     16.2 Source Inspection

          The Purchasing Party may, at its option, inspect any and all products at the Manufacturing Party's site prior to shipment by the
          Manufacturing Party to insure conformity with Appendix A. The Manufacturing Party shall provide the Purchasing Party with at least five (5) work days prior notification as to the availability of material to be inspected. Such inspection shall include the right of access to the Manufacturing Party's design/manufacturing documentation, process records, inspection records, test records, etc. The Purchasing Party's source inspection activities shall include the right to require the Manufacturing Party to rerun product tests to demonstrate acceptability to product specifications or the Manufacturing Party's test procedures. All products delivered in accordance with this Agreement shall conform and be tested in accordance with the Manufacturing Party's test documents.

          Upon the Purchasing Party's source inspection acceptance of any product, as provided above, the Purchasing Party inspector shall affix his acceptance stamp, signature and date to the final test data documentation and to the shipping documentation. Copies thereof shall be given to the Purchasing Party's source inspector and the Manufacturing Party may use its copies for invoice purposes.

          If after notice as aforesaid, the Purchasing Party elects not to conduct a source inspection at the Manufacturing Party's site, the Manufacturing Party shall, prior to shipment and invoicing, insure that all products conform with the Manufacturing Party's test documents and Attachment "A". Upon certification to the Purchasing Party of such conformance and shipment, the Manufacturing Party may invoice the Purchasing Party for such products shipped and certified.

     16.3 Form, Fit or Function

          The Manufacturing Party shall make no design, test or manufacturing changes, subsequent to acceptance of this Agreement, which affect the form, fit or function of any deliverable product without first notifying the Purchasing Party in writing at least ninety (90) days in advance and receiving written approval for the implementing of such changes.

17.  Payments

     The Purchasing Party shall remit payment against the Manufacturing Party's invoices under this Agreement within thirty-five (35) days after the date of the invoice and delivery of the product.

18.  Service Manuals and Training

     18.1 Documentation

          The Manufacturing Party, without charge, will furnish the Purchasing Party with a complete set of drawings, documents and any revisions thereof which are necessary for the quality control, testing and servicing of any of the products hereto.

     18.2 Service Manuals

          The Purchasing Party will prepare and incorporate a section dealing with the product accessories into its service, operating and maintenance manuals at its expense. The Manufacturing Party will provide all reasonable and necessary assistance to the Purchasing Party to enable the Purchasing Party to prepare such manuals.

     18.3 Training Session

          Without charge the Manufacturing Party shall provide at least a one week training session at its facility for a reasonable number of the Purchasing Party's personnel. The individual expenses of such personnel shall be borne by the Purchasing Party.

19.  Force Majeure

     19.1 Failure of either party to perform the terms of this Agreement in whole or in part shall be excused if such failure is the result of force majeure and acts of God, including, but not limited to, flood, wind and lightning, insurrections, riots, war warlike operations, civil commotion, fires, explosions, accidents, the acts or orders of any governmental agency, acts of the public enemy, epidemics, and laws or regulations or restrictions of the governmental entity or of any agency or instrumentality thereof.

     19.2 If performance of this Agreement is excused pursuant to the foregoing section, the party thus excused shall use reasonable efforts to avoid, remove and correct the circumstances which caused the failure to perform, and the party excused from performance shall resume performance with the utmost dispatch when such circumstances are avoided, removed or corrected.

     19.3 If the circumstances of force majeure last longer than sixty (60) days, the party which has not declared the force majeure shall have the right to cancel this Agreement upon thirty (30) days prior written notice to the other party.

20.  Disputes

     The parties covenant and agree in good faith to attempt, for a period of sixty (60) days, to resolve any disputes which may arise in connection with this Agreement through negotiation and settlement prior to giving notice of termination for cause or bringing any legal action against the other party in connection with this Agreement. The provisions of this Article shall not apply if the other side refuses to negotiate the dispute in good faith or if more prompt legal action is required is avoid material loss or damage. Failure to resolve a dispute by negotiated settlement shall not prejudice any subsequent legal action with respect thereto.

21.  Termination

     21.1 After the second year of this Agreement either party may terminate this Agreement, for any reason and without cause, on one hundred eighty (180) days written notice to the Manufacturing Party. In the event of termination under this Section, the Purchasing Party shall pay the Manufacturing Party for any non-cancelable costs actually incurred by the Manufacturing Party with respect to its manufacture and/or production of that quantity of products which is the subject of a binding purchase order placed pursuant to Article 5 but not yet shipped.

     21.2 This Agreement may be terminated at any time by Bayer upon sixty (60) days written notice in the event IMI is to be sold or acquired by a party which, in Bayer's sole judgment, is unacceptable to Bayer.

     21.3 Either party may terminate this Agreement for material breach of any of its provisions upon ninety (90) days prior written notice to the other, if during such ninety day notice period the default is not corrected to the reasonable satisfaction of the non-defaulting party. In addition, either party may terminate this Agreement by giving the other party at least thirty (30) days written notice if such other party has entered into or committed any act of liquidation, bankruptcy, insolvency, receivership or assignment for the benefit of creditors, to the extent such act is permitted by law.

     21.4 Accrued Rights

          Unless as otherwise provided elsewhere in this Agreement, termination of this Agreement shall be without prejudice to all accrued rights and remedies and shall not affect the continuing rights and obligations of the parties under this Agreement. The manufacturing rights granted under Section 4.8 and Article "8" shall continue during the seven (7) year period following delivery of the last product or accessory under this Agreement.

22.  Waiver of Performance

     A failure of a party hereto at any time to require performance by the other party hereto of any provision hereof required to be performed by such other party, will in no way affect the right of the first party to require such performance at any time thereafter. The waiver of any breach of any provision hereof will in no way be construed as a waiver of any succeeding breach of such provision or a waiver of the provision itself.

23.  Relationship of the Parties

     The relationship of Bayer to IMI under this Agreement is intended to be that of independent contractors. Nothing contained in this Agreement is intended or is to be construed so as to constitute Bayer and IMI as partners or as employer/employee or principal/agent, or the employees or the agents of any other party hereto. Neither party hereto has any express or implied right or authority under this Agreement to assume or create any obligations on behalf of or in the name of the other party hereto or to bind the other party hereto to any contract, agreement or undertaking with any third party, other than the successors and permitted assigns of the respective parties hereto.

24.  New York State Law

     This Agreement has been made in the State of New York and shall be governed in all respects by the laws of that State, except to the extent to which the laws of the United States may be applicable.

25.  Assignment

     Neither party may directly or indirectly assign or transfer this Agreement, in whole or in part to any third party without the other party's prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the above, Bayer may assign its rights and obligations hereunder to a subsidiary or Affiliate or to a purchaser of its business relating to the products to be manufactured by Bayer without the prior written consent of IMI. Notwithstanding the above, IMI may assign its rights and obligations hereunder to a subsidiary or Affiliate or, subject to Section 21.2, to a purchaser of its business relating to the products to be manufactured by IMI without the prior written consent of Bayer.

26.  Severability

     In the event any provision of this Agreement shall be invalid, void, illegal, or unenforceable, the remaining provisions hereof nevertheless will continue in full force and effect without being impaired or invalidated in any way; provided the provisions held invalid, void, illegal, or unenforceable will not deprive any party of the benefit of its bargain.

27.  Further Assurances.

     Each party hereto agrees to promptly execute, acknowledge and deliver such other and further instruments, writings, and documents as may reasonably be requested in writing by any other party or are necessary (i) to carry out this Agreement and/or (ii) to its obligations under this Agreement. Each party agrees to use its reasonable best efforts and to exercise good faith in fulfilling its obligations under this Agreement.

28.  Remedies

     In the event of a breach of this Agreement by any party hereto, the aggrieved party or parties may exercise any legal, equitable or other rights or remedies to which it is or they are entitled including, without limitation, the right to obtain injunctive relief or specific performance with respect to the violation of any provision hereof.

29.  Notices.

     Any notice or other communication required or permitted to be made or to be given to either party under this Agreement shall be sufficiently made or given on the date of facsimile transmission or mailing if sent to such party by certified first class U.S. mail, postage prepaid, or courier service, addressed to it at its address set forth below, or to such other address as shall be designed by written notice give to the other party.

     If to IMI:

     Intelligent Medical Imaging, Inc.
     4360 Northlake Boulevard,  Suite 214
     Palm Beach Gardens, Florida 33410
     Attention:  President Fax: 561-627-0409

     With a copy to:

     Edwards & Angell, LLP
     250 Royal Palm Way Palm Beach, Florida 33480
     Attention: John G. Igoe, P.A.
     Fax: 561-655-8719

     If to Bayer:
     Bayer Corporation
     Diagnostics Division
     511 Benedict Avenue
     Tarrytown, New York 10591-5097
     Attention: Head, Laboratory Testing Segment
     Fax: 914-524-3308,
     With a copy to the Legal Department at that address
     Fax: 914-524-3594

30.  Compliance with Laws

     In the event that compliance with the provisions of this Agreement would result in a violation of the laws, regulations, or directives of any country in which the products are, or are to be, made, used or sold, then the provisions of this Agreement shall be deemed amended to the extent necessary to comply with the provisions of such laws, regulations or directives.

31.  Counterparts

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

32.  Entire Agreement; Modification

     This Agreement and the Appendices attached hereto constitute the full and entire understanding and agreement of the parties hereto with regard to the subjects hereof, and supersede all prior agreements or understandings, written or oral, between the parties with respect to the subject hereto. This Agreement may not be amended except by a written instrument signed by all of the parties hereto or as provided by Article 26.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.

BAYER CORPORATION, DIAGNOSTIC DIVISION

By:  /s/
   --------------------------------------------

Its:  Senior Vice President, Laboratory Testing
    -------------------------------------------


INTELLIGENT MEDICAL IMAGING INC.


By:  /s/ Tyce Fitzmorris
   -------------------------------------------

Its:  President
    ------------------------------------------

                         LIST OF APPENDICES and EXHIBITS

                                  APPENDIX A :



                  A-1      HSM Instrument Specifications

                  A-2      Bayer Modified Auto-Sampler Specifications

                  A-3      IMI Small Sample Handler Specifications

                                  APPENDIX B :





          Label, Part Number and Outer Design and Color Specifications

                                  APPENDIX C :


                                Pricing Schedule

                                  APPENDIX D :




                  D-1         IMI's One Year Non-Binding Forecast


                  D-2         Bayer's One Year Non-Binding Forecast

                                  APPENDIX E :




                            Packaging Specifications

                                  APPENDIX F :






                         Purchase Order Forms of IMI and Bayer


                         Bayer Warranties


                         IMI Warranties